Exhibit 99.1

CONTACT: Terry Hammett, Investor Relations

Commercial Vehicle Group, Inc.

(614) 289-5384

FOR IMMEDIATE RELEASE

COMMERCIAL VEHICLE GROUP ANNOUNCES

FIRST QUARTER 2015 RESULTS

NEW ALBANY, OHIO, May 5, 2015 /PRNewswire/ – Commercial Vehicle Group, Inc. (the “Company”) (Nasdaq: CVGI) today reported financial results for the first quarter ended March 31, 2015.

Consolidated Results

•	First quarter 2015 revenues were $220.3 million compared to $198.1 million in the prior year period, an increase of 11.2 percent. Foreign currency exchange translation negatively impacted current quarter sales compared to the prior year period by $5.0 million.

•	Operating income in the first quarter was $11.2 million compared to operating income of $5.4 million in the prior year period. First quarter 2015 results include $0.7 million of costs associated with the impending closure of our Tigard, Oregon facility. First quarter 2014 results include a severance charge of $0.5 million associated with the closure of Tigard, and an asset impairment charge of $0.8 million resulting from the sale of our Norwalk, Ohio facility.

•	Net income was $3.6 million in the first quarter, or $0.12 per diluted share, compared to a net loss of $0.5 million, or $(0.02) per diluted share in the prior year period. Earnings per share, as adjusted for special items, were $0.13 per diluted share, compared to $0.00 per diluted share in the prior year period.

For the period ending March 31, 2015, the Company did not have any borrowings under its asset-based revolver and therefore was not subject to any financial maintenance covenants. At March 31, 2015, the Company had liquidity of $118.3 million; $81.2 million of cash and $37.1 million of availability from our asset based revolver.

Rich Lavin, President and CEO of Commercial Vehicle Group, stated, “We are pleased with our first quarter sales growth and corresponding improvement in operating income. We continue to benefit from robust medium and heavy duty truck production in North America. Our Global Truck and Bus Segment increased sales by 20 percent despite the adverse impact of weather related disruptions in parts of the U.S. to some of our customers’ production schedules. Conversely, the global markets for construction and agriculture equipment for which we manufacture products were flat to down as compared to the prior year period. We did, however, increase our Global Construction and Agriculture Segment sales in the first quarter as compared to the prior year period by three percent before giving effect to the burden of foreign currency exchange translation.”

Tim Trenary, Chief Financial Officer of Commercial Vehicle Group, stated, “Operating income for the first quarter improved to $11.2 million compared to $5.4 million in the prior year period, an operating income margin of 5.1 percent and an improvement of 230 bps over the first quarter of 2014. Operating income pull through on the incremental sales was within the range we generally expect. SG&A spending was modestly lower than the prior year period even as we invest in value accretive activities that support our long term strategy, CVG 2020.”

Segment Results

Global Truck and Bus Segment

•	Revenues for the Global Truck and Bus Segment for the first quarter of 2015 were $145.8 million compared to $121.7 million for the prior year period, an increase of 19.8 percent primarily resulting from increased medium- and heavy-duty truck production volumes in North America. Foreign currency exchange translation negatively impacted first quarter 2015 sales by $0.6 million due to the relative strength of the U.S. Dollar.

•	Operating income for the first quarter was $14.1 million compared to operating income of $8.3 million for the prior year period. First quarter 2015 results include $0.7 million of costs associated with the impending closure or our Tigard, Oregon facility. First quarter 2014 results included a severance charge of $0.5 million associated with the closure of Tigard, and an asset impairment charge of $0.8 million from the sale of our Norwalk, Ohio facility.

Global Construction and Agriculture Segment

•	Revenues for the Global Construction and Agriculture Segment in the first quarter of 2015 were $74.5 million compared to $76.4 million in the prior year period, a decrease of 2.4 percent. The global construction and agriculture end markets for which we manufacture products were flat to down in the first quarter of 2015 as compared to the prior year period. Foreign currency exchange translation negatively impacted first quarter 2015 sales by $4.4 million due to the relative strength of the U.S. Dollar.

•	Operating income was $3.6 million for the current and prior year periods.

GAAP to Non-GAAP Reconciliation

A reconciliation of GAAP to non-GAAP financial measures is included as Appendix A to this release.

2015 End Market Outlook

Management estimates that 2015 North American Class 8 truck production levels will be in the range of 300,000 – 320,000 units compared to 297,000 units in 2014. We believe there is a downward bias in 2015 to equipment production in the global construction and agriculture end markets we serve.

Conference Call

A conference call to discuss this press release is scheduled for Wednesday, May 6, 2015, at 10:00 a.m. ET. To participate, dial (888) 713-4215 using access code 70731503. To pre-register for the conference call and receive a pin number visit:

https://www.theconferencingservice.com/prereg/key.process?key=PKN3YH8BB

This call is being webcast by Nasdaq and can be accessed at Commercial Vehicle Group’s Web site at www.cvgrp.com, where it will be archived for one year.

A telephonic replay of the conference call will be available for a period of two weeks following the call. To access the replay, dial (888) 286-8010 using access code 70751331.

About Commercial Vehicle Group, Inc.

Commercial Vehicle Group, Inc. is a Delaware (USA) corporation. We were formed as a privately-held company in August 2000. We became a publicly held company in 2004. The Company (and its subsidiaries) is a leading supplier of a full range of cab related products and systems for the global commercial vehicle market, including the medium-and heavy-duty truck market, the medium-and heavy-construction vehicle market, and the military, bus, agriculture, specialty transportation, mining, industrial equipment and off-road recreational markets. Information about the Company and its products is available on the internet at www.cvgrp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. In particular, this press release may contain forward-looking statements about Company expectations for future periods with respect to its plans to improve financial results and enhance the Company, the future of the Company’s end markets, Class 8 North America build rates, performance of the global construction equipment business, expected cost savings, enhanced shareholder value and other economic benefits of the consulting services, the Company’s initiatives to address customer needs, organic growth, the Company’s economic growth plans to focus on certain segments and markets and the Company’s financial position or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to: (i) general economic or business conditions affecting the markets in which the Company serves; (ii) the Company’s ability to develop or successfully introduce new products; (iii) risks associated with conducting business in foreign countries and currencies; (iv) increased competition in the heavy-duty truck, construction, aftermarket, military, bus, agriculture and other markets; (v) the Company’s failure to complete or successfully integrate strategic acquisitions; (vi) the impact of changes in governmental regulations on the Company’s customers or on its business; (vii) the loss of business from a major customer or the discontinuation of particular commercial vehicle platforms; (viii) the Company’s ability to obtain future financing due to changes in the lending markets or its financial position; (ix) the Company’s ability to comply with the financial covenants in its revolving credit facility; (x) the Company’s ability to realize the benefits of its cost reduction and strategic initiatives; (xi) a material weakness in our internal control over financial reporting which could, if not remediated, result in material misstatements in our financial statements; (xii) volatility and cyclicality in the commercial vehicle market adversely affecting us; and (xiii) various other risks as outlined under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal year ending December 31, 2014. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
	(Unaudited)	(Unaudited)
	(In thousands, except per share amounts)
Revenues	$220,303	$198,071
Cost of Revenues	191,229	173,767

Gross Profit	29,074	24,304
Selling, General and Administrative Expenses	17,540	18,472
Amortization Expense	336	384

Operating Income	11,198	5,448
Interest and Other Expense	5,097	5,108

Income Before Provision for Income Taxes	6,101	340
Provision for Income Taxes	2,508	848

Net Income (Loss)	3,593	(508)
Less: Non-controlling interest in subsidiary’s income (loss)	1	(2)

Net Income (Loss) Attributable to CVG Stockholders	$3,592	$(506)

Earnings (Loss) per Common Share:
Basic	$0.12	$(0.02)

Diluted	$0.12	$(0.02)

Weighted Average Shares Outstanding:
Basic	29,149	28,860

Diluted	29,178	28,860

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share amounts)

	March 31,	December 31,
	2015	2014
	(Unaudited)	(Unaudited)
Assets
Current Assets:
Cash	$81,187	$70,091
Accounts receivable, net of reserve for doubtful accounts of $2,610 and $2,808, respectively	157,155	139,912
Inventories	81,322	83,776
Deferred income taxes	9,288	9,142
Other current assets	7,831	6,351

Total current assets	336,783	309,272

Property, plant and equipment, net of accumulated depreciation of $126,297 and $123,831, respectively	71,414	73,462
Goodwill	8,150	8,056
Intangible assets, net	18,305	18,589
Deferred income taxes	22,135	23,234
Other assets, net	9,003	9,400

Total assets	$465,790	$442,013

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$87,429	$70,826
Accrued liabilities	42,527	36,686

Total current liabilities	129,956	107,512

Long-term debt	250,000	250,000
Pension and other post-retirement benefits	22,531	23,356
Other long-term liabilities	3,156	2,309

Total liabilities	405,643	383,177

Stockholders’ Equity:
Preferred stock: $0.01 par value, 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock: $0.01 par value, 60,000,000 shares authorized; 29,148,504 and 28,860,143 shares issued and outstanding	296	296
Treasury stock purchased from employees; 779,484 shares	(6,622)	(6,622)
Additional paid-in capital	232,572	231,907
Retained loss	(125,900)	(129,492)
Accumulated other comprehensive loss	(40,235)	(37,288)

Total CVG stockholders’ equity	60,111	58,801
Non-controlling interest	36	35

Total stockholders’ equity	60,147	58,836

Total liabilities and stockholders’ equity	$465,790	$442,013

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES

BUSINESS SEGMENT FINANCIAL INFORMATION (Unaudited)

(Amounts in thousands)

	For the three months ended March 31, 2015
	Global Truck & Bus	Global Construction & Agriculture	Corporate / Other	Total
Revenues
External Revenues	$145,805	$74,498	$—	$220,303
Intersegment Revenues	100	3,549	(3,649)	—

Total Revenues	$145,905	$78,047	$(3,649)	$220,303

Gross Profit	$21,346	$8,691	$(963)	$29,074
Selling, General & Administrative Expenses	$6,946	$5,041	$5,553	$17,540
Operating Income	$14,100	$3,614	$(6,516)	$11,198

	For the three months ended March 31, 2014
	Global Truck & Bus	Global Construction & Agriculture	Corporate / Other	Total
Revenues
External Revenues	$121,708	$76,363	$—	$198,071
Intersegment Revenues	135	2,540	(2,675)	—

Total Revenues	$121,843	$78,903	$(2,675)	$198,071

Gross Profit	$16,162	$8,989	$(847)	$24,304
Selling, General & Administrative Expenses	$7,547	$5,350	$5,575	$18,472
Operating Income	$8,267	$3,602	$(6,421)	$5,448

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES

Appendix A: Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)

(Amounts in thousands, except per share amounts)

		Three Months Ended March 31, 2015
	Revenue	Operating Income	Net Income (Loss) [2]	Basic EPS	Diluted EPS
As Reported (GAAP)	$220,303	$11,198	$3,593	$0.12	$0.12
Shares outstanding				29,149	29,178
Special Items:
Plant Closures [1]	—	679	373	0.01	0.01

Total Special Items	—	679	373	0.01	0.01

Adjusted (Non-GAAP)	$220,303	$11,877	$3,966	$0.13	$0.13

[1]	Costs associated with plant closures, including employee severance and retention costs, lease cancellation costs, building repairs and costs to transfer equipment.
[2]	Adjusted Net Income is calculated by applying an assumed 45 percent corporate tax rate to the special items.

		Three Months Ended March 31, 2014
	Revenue	Operating Income	Net Income (Loss) [3]	Basic EPS	Diluted EPS
As Reported (GAAP)	$198,071	$5,448	$(508)	$(0.02)	$(0.02)
Shares outstanding				28,860	28,860
Special Items:
Plant Closures [1]	—	450	248	0.01	0.01
Loss on Sale of Building [2]	—	769	423	0.01	0.01

Total Special Items	—	1,219	670	0.02	0.02

Adjusted (Non-GAAP)	$198,071	$6,667	$162	$0.00	$0.00

[1]	Costs associated with plant closures, including employee severance and retention costs, lease cancellation costs, building repairs and costs to transfer equipment.
[2]	Loss on sale of Norwalk, Ohio manufacturing facility.
[3]	Adjusted Net Income is calculated by applying an assumed 45 percent corporate tax rate to the special items.

Operating Income Pull-through

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014	Incremental
Operating Income	$11,198	$5,448	$5,750
Divide: Revenue	$220,303	$198,071	$22,232

Operating Income Pull-through			26%

Adjusted Operating Income	$11,877	$6,667	$5,210
Divide Adjusted Revenue	$220,303	$198,071	$22,232

Adjusted Operating Income Pull-through			23%

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the non-GAAP measures exclude items and charges that (i) management believes reflect the Company’s multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, engage in financial and operational planning and to determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on the Company’s financial and operating results and in comparing the Company’s performance to that of its competitors and comparable reporting periods. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.